EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Striker Oil & Gas, Inc. (the “Company”) dated January 28, 2009, of our report dated March 20, 2007, relating to the Company’s consolidated financial statements appearing in the Form 10-KSB for the year ended December 31, 2006

/s/ Ham, Langston, & Brezina, L.L.P
Ham, Langston & Brezina, L.L.P.
(Formerly Thomas Leger & Co., L.L.P.)

Houston, Texas
January 28, 2009